Exhibit 99

                                                                   [Exelon Logo]
________________________________________________________________________________
Exelon Corporation                                   www.exeloncorp.com
P.O. Box 805379
Chicago, IL 60680-5379



June 26, 2003

Note to Exelon's Financial Community:


             Exelon Generation Company, LLC Exercises Options under
              Purchase Power Agreement with Midwest Generation, LLC


On June 25, 2003, Exelon Generation notified Midwest Generation, LLC (Midwest) of its exercise of Exelon Generation's call option under the existing Coal Generating Stations Purchase Power Agreement dated December 15, 1999 (PPA). Exelon Generation is a subsidiary of Exelon Corporation (Exelon). Midwest is a subsidiary of Edison Mission Energy and Edison International. Exelon Generation has elected to exercise its call option on 687 MWs of the capacity for the fifth contract year, 2004. This option exercise is for the year 2004 and has no effect in 2003 because the 2003 supply plan is already in place. By exercising the call, Exelon Generation will take the output of the following Midwest generating units during 2004 at the contract price included in the PPA.

Waukegan Unit 8  -         361 MWs
Fisk Unit 19     -         326 MWs
                           -------
Total                      687 MWs

Exelon Generation did not exercise its option on the 578 MWs of capacity at the remaining option units and will not take the output from the following units during 2004 under the existing contract.

Waukegan Unit 6    -       100 MWs
Crawford Unit 7    -       216 MWs
Will County Unit 3 -       262 MWs
                           -------
Total                      578 MWs

Under the PPA, during the fifth contract year, 2004, Exelon Generation contracted for 1,696 MWs of non-option capacity from Midwest with a call option on 1,265 MWs of capacity. With the June 25th exercise of the call option, Exelon Generation will take the 1,696 MWs of non-option capacity and 687 MWs of the option capacity from Midwest. Exelon Generation retains its 2004 options relating to certain of Midwest's Collins units (1,084 MWs) and peaker units (694
MWs) and will make a decision on those options by early October 2003.

2004 is the last year under the existing five-year PPA contract between Exelon and Midwest Generation. Providing reliable service to customers in Illinois served by delivery subsidiary ComEd remains a top priority of Exelon.

Exelon's exercise of its options under the PPA is expected to provide approximately $100 million (pre-tax) of capacity cost savings in 2004 compared with 2003. Net pre-tax savings, after replacement energy and other associated costs, are expected to be between $20 and $40 million. The actual cost savings achieved will be a function of Exelon Generation's supply portfolio and wholesale energy prices in 2004.

For additional information please contact me at (312) 394-7696 or Marybeth Flater at (312) 394-8354.

Sincerely,

Linda C. Byus, CFA
Vice President Investor Relations

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Except for the historical  information contained herein,  certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant
include  those   discussed   herein  as  well  as  those   discussed  in  Exelon
Corporation's  2002  Annual  Report  on  Form10-K  in (a)  ITEM 7.  Management's
Discussion    and   Analysis   of   Financial    Condition    and   Results   of
Operations--Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and
Supplementary   Data:   Exelon--Note  19,  ComEd--Note  16,  PECO--Note  18  and
Generation--Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth
Edison  Company,   PECO  Energy  Company  and  Exelon  Generation  Company,  LLC
(Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release
any  revision  to  its   forward-looking   statements   to  reflect   events  or
circumstances after the date of this press release.